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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 18, 2002

                          POWER EFFICIENCY CORPORATION
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             (Exact name of registrant as specified in its charter)

           Delaware                     000-31805                22-3337365
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       (State or other             Commission File Number      (IRS Employer
jurisdiction of incorporation)                               Identification No.)

        4220 Varsity Drive, Suite E, Ann Arbor, Michigan      48108
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            (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (800) 975-9111

                                       N/A
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          (Former name or former address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.   Other Events.

Series A Convertible Preferred Stock Financing

On June 14, 2002, Power Efficiency Corporation, a Delaware corporation (the "Company"), closed on a $2.5 million round of equity financing (the "Financing") from Summit Energy Ventures, LLC ("Summit"), a leading private equity firm specializing in energy related technologies. Summit is an affiliate of Commonwealth Energy Corporation, a diversified energy provider and service company based in Tustin, California. Transaction documents executed in the Financing are attached as Exhibits.

Preferred Stock and Stock Purchase Warrant. Pursuant to the terms of the stock purchase agreement entered into between the Company and Summit (the "Stock Purchase Agreement"), the Company issued 2,346,233 shares of Series A-1 Convertible Preferred Stock, $.001 par value per share, of the Company ("Series A-1") for a purchase price of $2,500,000, which will result in Summit owning a 28% fully diluted equity stake in the Company. Summit also received a stock purchase warrant (the "Warrant"), which is exercisable after January 1, 2004, to purchase such number of additional shares of Series A-2 Convertible Preferred Stock, $.001 par value per share, of the Company ("Series A-2") (collectively Series A-1 and Series A-2 shall be referred to herein as the "Series A Preferred Stock") or common stock, $.001 par value per share, of the Company (the "Common Stock") enabling Summit to purchase up to 51% of the Company.

Liquidation Preference/Dividends. The Series A Preferred Stock contains certain liquidation rights upon the liquidation or winding up of the Company (the "Liquidating Event"). Upon the occurrence of a Liquidating Event, the holder of Series A Preferred Stock shall be entitled to a per share disbursement equal to two (2) times the per share purchase price (the "Purchase Price") the holder paid for such shares. The holders of Series A Preferred Stock are not entitled to any fixed dividends but, the Company is prohibited from declaring and issuing dividends to any securities ranking junior to the Series A Preferred Stock unless dividends are also declared and paid concurrently on the Series A Preferred Stock.

Conversion Provisions. The Series A Preferred Stock, at the election of the holder, shall be convertible into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Purchase Price by the conversion price (the "Conversion Price") in effect at the time of conversion. The Series A Preferred Stock shall initially be convertible into shares of Common Stock at the rate of two shares of Common Stock for each share of the Series A Preferred Stock. In addition, the Series A Preferred Stock is subject to anti-dilution protection. In the event the Company issues shares of either common or preferred stock at a per share price less than the Conversion Price, then the Conversion Price shall be reduced to reflect the lower per share price.

Voting Rights. The shares of Series A Preferred Stock vote together with the Common Stock as a single class. Each share of Series A Preferred Stock shall have a number of votes equal to the number of shares of Common Stock then issuable upon the conversion of the Series A Preferred Stock, provided that, until December 14, 2003, at any time there is a vote of the stockholders of the Company, Summit shall only be entitled to vote such number of shares of Series A Preferred Stock as shall be equal to 28% of the outstanding shares of Common Stock entitled to vote on the date of such stockholder vote.
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Protective Provisions. Certain actions by the Company will require the prior affirmative vote of a majority of the then outstanding shares of Series A Preferred Stock. These actions include, but are not limited to, (i) redeeming, repurchasing, or acquiring, directly or indirectly, any shares of the Company's stock, (ii) declaring, or taking any action resulting in payment of dividends or distributions with respect to any capital stock, (iii) selling or issuing any equity or debt securities of the Company or rights to acquire equity or debt securities of the Company, except for (a) the issuance of options to purchase up to 4,500,000 shares of Common Stock, and the issuance of the Common Stock upon exercise of such options, pursuant to existing stock option plans of the Company and (b) the issuance and exercise of warrants to purchase approximately 1,000,000 shares of Common Stock; (iv) increasing or decreasing the authorized number of shares of any class or series of preferred stock of the Company; (v) entering into, permitting or agreeing to any transaction or series of transactions which would involve a Liquidation Event or the sale of a significant portion of the assets of the Company outside of sales in the ordinary course of business (for purposes of this section a "significant portion" of the assets of the Company shall mean assets constituting all or substantially all of an operating or business unit or division of the Company, or other assets having a purchase price in excess of 20% of the Company's total assets at the time of the proposed transaction; and (vi) incurring debt in excess of $2,000,000, by the Company, its parent or subsidiary or incurrence of liens and/or encumbrances on the assets of the Company (other than liens filed by any financial lending institutions) which relate to borrowings in an amount greater than 50% of the book value of the Company's assets.

Warrant. As part of the terms of the Financing, Summit was issued the Warrant which upon full exercise would enable Summit to purchase such number of additional shares of either Series A-2 or Common Stock, at the election of Summit, which would give Summit a 51% interest in the Company. The Warrant, exercisable in whole or in part, is exercisable commencing on January 1, 2004 and expires on June 14, 2012, at a per share price which values the Company on a fully diluted basis at three (3) times the Company's trailing four (4) quarters EBITDA as calculated upon the date Summit exercises any part of the Warrant. Upon Summit exercising the Warrant in full, Summit shall be entitled to appoint a majority of the members of the Board.

Amended Stockholders' Agreement

Also as part of the Financing, Summit became a party to the existing stockholders agreement by and between the Company and certain stockholders groups (the "Amended Stockholders' Agreement"). The governance provisions of the Amended Stockholders' Agreement requires that the Company's Board of Directors (the "Board") to be expanded from five (5) members to eight (8) members; five
(5) who will be nominated by existing stockholder groups and three (3) who will be nominated by Summit. In addition, Raymond J. Skiptunis will soon become the Company's Chief Financial Officer and will take the Board seat previously held by Lee W. Greenberg and Summit will fill the three (3) remaining Board seats. It is expected these appointments will be effective in mid July, 2002. The Company's by-laws were amended to accurately reflect the governance provisions of the Amended Stockholders' Agreement.

Pursuant to the Amended Stockholders' Agreement, each of the stockholder parties (the "Stockholders") agreed to cause the Board to appoint the following persons as officers of the Company:


       Office                                Name
       ------                                ----
       Stephen Shulman                       President
       Stephen Shulman                       Chief Executive Officer
       Nicholas Anderson                     Chief Technology Officer
       Raymond J. Skiptunis                  Chief Financial Officer
       Arthur N. Smith                       Treasurer/Controller/Secretary
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In addition, the Amended Stockholders' Agreement contains certain provisions that affect the ability of the Stockholders to transfer their shares.

Right of First Refusal. If at any time a Stockholder desires to sell their shares (the "Offered Shares") (other than (i) a resale under rule 144 of the Securities Act of 1933, as amended (the "Securities Act") or (ii) pursuant to a registered public offering under the Securities Act or (iii) a transfer to permitted affiliates or family members, as set forth in the Amended Stockholders' Agreement), the selling Stockholder must first offer to the other Stockholders the right to purchase the Offered Shares upon terms and conditions similar to the ones the selling Stockholder was initially proposing to sell the Offered Shares to the third party purchaser. In the event the Stockholders fail to exercise this right, then the selling Stockholder can sell the Offered Shares subject to the "Co-Sale" Rights and "Tag-Along" Rights set forth below.

"Co-Sale" Rights. If any of the Stockholders (other than Summit) intends to sell or transfer their shares and the other Stockholders have not fully exercised their Right of First Refusal, set forth above, then Summit shall have the right to participate in such sale and sell a pro rata share of their stock to the third party purchaser.

"Tag Along" Rights. If Summit intends to sell or otherwise transfer such number of shares that will result in the party receiving such shares beneficially owning on a fully diluted basis a greater number of shares of stock than any other Stockholder group to the Amended Stockholders' Agreement, then the other Stockholder groups shall have the right to participate in such sale and sell a pro rata share of their stock to the purchasing party.

Preemptive Rights. The Amended Stockholders' Agreement also provides the Stockholders with certain preemptive rights entitling the Stockholders the option to purchase a pro rata share of the securities to be issued by the Company in certain private financings.

The Amended Stockholders' Agreement shall terminate upon (i) the Company closing a firmly underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Securities Act covering the offer and sale of Common Stock for the account of the Company yielding net proceeds of at least $15,000,000 to the Company at a price per share of Common Stock that yields a total enterprise value of the Company of not less than $50,000,000; (ii) bankruptcy receivership or dissolution of the Company; (iii) the voluntary agreement of all parties bound by the terms of the Agreement; (iv) the acquisition of all the shares of stock by one party; (v) the full and complete exercise of all the rights under the Warrant by Summit (or its assignee) pursuant to its terms; or (vi) on June 14, 2007.

Ancillary Matters

The Company and Summit also entered into a Registration Rights Agreement entitling Summit, subject to the terms and conditions of the Registration Rights Agreement, to demand that the Company file a registration statement covering all of the Company securities owned by Summit.
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In addition, the Company requested that Michigan Heritage Bank grant the Company a new line of credit in the amount of $1,000,000. The Company also received a waiver letter from Bank One, Michigan waiving the Company's non-compliance with certain covenants set forth in the loan agreement by and between the Company and Bank One, Michigan. The Company intends to use a portion of the proceeds from the Financing to pay down the outstanding amount of the loan with Bank One, Michigan. As a condition of the Financing, Stephen Shulman and Nicholas Anderson restructured the Company's repayment obligations for certain loans made by Messrs. Shulman and Anderson to the Company.

As consideration for their assistance in closing the Financing, the Company issued a five (5) year stock purchase warrant to Lee Greenberg and Raymond J. Skiptunis for the purchase of 75,000 and 100,000, respectively, shares of Common Stock at a per share exercise price of $1.76.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

Item 7(a) Financial Statements:
          Not applicable.

Item 7(b) Pro Forma Financial Information:
          Not applicable.

Item 7(c) Exhibits:

Exhibit 3.1       Amendment to the Articles of Incorporation dated June 5, 2002

Exhibit 3.2       Amended by-laws dated June 11, 2002

Exhibit 4.1       Stock Purchase Agreement dated June 14, 2002

Exhibit 4.2       Stock Purchase Warrant dated June 14, 2002

Exhibit 4.3       Amended and Restated Stockholders' Agreement dated June 14,
                  2002

Exhibit 4.4       Registration Rights Agreement dated June 14, 2002

Exhibit 4.5       Certificate of Designation dated June 13, 2002

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          POWER EFFICIENCY CORPORATION
                                                     (Registrant)


Date: June 19, 2002                       By:    /s/ Stephen Shulman
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                                               Stephen Shulman, President